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                           [Letterhead of Venable LLP]

                                September 9, 2003

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017-3909

         Re:      Cohen & Steers Quality Income Realty Fund, Inc.
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Ladies and Gentlemen:

                  We have acted as special Maryland counsel for Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation (the "Fund"), in connection with its offering of 2,400 Series M28 Taxable Auction Rate Preferred Shares, each with a par value of $0.001 and a liquidation preference of $25,000 (collectively, the "Shares").

                  As special Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus (the "Prospectus") included in its Registration Statement on Form N-2 with respect to the Shares (Securities Act Registration File No. 333-107120, Investment Company Act File No. 811-10481) (the "Registration Statement"), substantially in the form in which it is to become effective. We are also familiar with the form of Articles Supplementary relating to the Shares (the "Articles Supplementary") that has been filed as an exhibit to the Registration Statement. We have further examined and relied on a certificate of the Maryland State Department of Assessments and Taxation ("SDAT") to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

                  We have assumed for purposes of this opinion that prior to the issuance of the Shares, the Fund will have received the approval of Standard & Poor's Corporation and Moody's Investors Services, Inc., pursuant to Part I,
Section 11, item (b) of the Fund's Articles Supplementary filed with SDAT on April 4, 2002, as amended.

                  We have also examined and relied on such other corporate records of the Fund and documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.




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Simpson Thacher & Bartlett LLP
September 9, 2003
Page 2

                  Based on such examination, we are of the opinion that when the Pricing Committee of the Board of Directors has determined certain of the terms, rights and preferences of the Shares pursuant to authority delegated to it by the Board of Directors, and the Articles Supplementary have been filed with SDAT, the Shares to be offered for sale pursuant to the Prospectus will have been duly authorized and, when thereafter, sold, issued and paid for in accordance with the applicable definitive underwriting agreement approved by the Board of Directors, will have been validly and legally issued and will be fully paid and nonassessable.

                  This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock (including the statutory provisions, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the foregoing). It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

                  You may rely on this opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Prospectus. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the rules and regulations thereunder. This opinion may not be relied on for any other purpose or by any other person without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Venable LLP
                                                     ---------------

                                                     Venable LLP